EXHIBIT 10.33

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and

(ii) customarily and actually treated by the registrant as private or confidential.

SECOND AMENDMENT
TO
RESEARCH SERVICES, LICENSE AND COLLABORATION AGREEMENT

This Second Amendment to Research Services, License and Collaboration Agreement (this “Second Amendment”) is entered into as of January 31, 2023 (the “Second Amendment Effective Date”) by and between Repare Therapeutics, Inc., a corporation organized and existing under the laws of Canada and having its principal place of business at 7210 Frederick-Banting, St-Laurent, Quebec, H4S 2A1, Canada (“Repare”) and Ono Pharmaceutical Co., Ltd., a corporation organized and existing under the laws of Japan and having an address of 8-2, Kyutaromachi 1-chome, Chuo-ku, Osaka 541-8564, Japan (“Ono”). Repare and Ono may each be referred to herein as a “Party” or collectively as the “Parties.”

WHEREAS, Repare and Ono entered into that certain Research Services, License and Collaboration Agreement, dated as of January 31, 2019, as amended by First Amendment, dated as of October 29, 2021 (the “Agreement”); and

WHEREAS, the Parties wish to amend the Agreement to extend the Research Term and revise the Licensed Drug Candidate selection process;

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

1.
Capitalized terms used in this Second Amendment that are not defined herein shall have the meanings ascribed to them in the Agreement.
2.
Section 1.142 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.142 “Research Term” means the period commencing on the Effective Date and ending upon the earlier of (a) July 31, 2023, or (b) the date of submission of the first IND in the United States or in Japan. Any extension of the Research Term will require the mutual written agreement of both Parties.

3.
Section 3.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.3 DC Selection Meeting. The Parties shall hold a meeting at the date and time agreed upon by the Parties, but no later than the earlier of (a) the date of submission of the first IND in the United States or in Japan or (b) [***], in order to discuss the selection of one potential Licensed Drug Candidate among the Drug Candidates to move toward further Development and Commercialization by the Parties (the “DC Selection Meeting”).

4.
Notwithstanding anything to the contrary in the Agreement, except as the Parties may otherwise agree in writing, [***]
5.
This Second Amendment shall be deemed incorporated into and made a part of the Agreement. The provisions of this Second Amendment shall constitute an amendment to the Agreement, and, to the extent that any term or provision of this Second Amendment may be deemed expressly inconsistent with any term or provision in the Agreement, this Second Amendment shall govern and control. Except as expressly modified by the terms of this Second Amendment, all of the terms, conditions, and provisions of the Agreement are hereby ratified, and the Agreement remains in full force and effect.

6.
This Second Amendment may be executed in two (2) or more counterparts, including by facsimile or PDF signature pages or other electronic means, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Second Amendment to Research Services, License and Collaboration Agreement to be executed by their respective duly authorized officers as of the Second Amendment Effective Date.

REPARE THERAPEUTICS, INC.
By:	/s/ Lloyd M. Segal
Name:	Lloyd M. Segal
Title:	President & CEO

ONO PHARMACEUTICAL CO., LTD
By:	/s/ Takao Yoshida
Name:	Takao Yoshida
Title:	Senior Director, Research Center of Oncology